UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KOHL’S CORPORATION

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PROTECT THE VALUE OF YOUR INVESTMENT IN KOHL’S – VOTE THE BLUE PROXY CARD TODAY FOR ALL OF KOHL’S HIGHLY QUALIFIED DIRECTOR NOMINEES

March 31, 2021

Dear Fellow Shareholder,

Your Company’s Board of Directors has overseen a transformation of Kohl’s including the development of our new strategy, which is producing positive results. Since we announced our new strategy in October 2020, we have generated clear business momentum, which has resulted in stock price appreciation of more than 200%, exceeding the S&P 500 by more than 190%.1

Simply put, Kohl’s Board, working closely with management, has acted decisively to put the Company on a new trajectory to enhance value for shareholders.

Based on the strength of our performance, your Board recently announced the reinstatement of the Company’s quarterly dividend and our share repurchase program, both of which had been temporarily suspended at the outset of the COVID-19 pandemic.

Kohl’s has a diverse, highly experienced Board that is actively engaged in overseeing the execution of our new strategy. Your Board is committed to ensuring company and leadership accountability for delivering growth and improved profitability.

Do not allow a group of activist hedge funds to disrupt our momentum. Please support the Board that has overseen your Company’s recent outperformance by voting your BLUE proxy card TODAY—by telephone, over the Internet or by signing, dating and returning your enclosed BLUE proxy card.

[1]	Bloomberg; as of close of trading on March 30, 2021

STRONG BOARD WITH RELEVANT AND COMPLEMENTARY SKILLSETS

SKILL OR EXPERTISE	BENDER	BONEPARTH	BURD	COSSET	FLOYD	GASS	MITCHELL	PRISING	SCHLIFSKE	SHAPIRA	SICA	STREETER
Current or Former Public Company CEO		✓	✓			✓		✓				✓
Senior Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board Experience (other than Kohl’s)	✓	✓	✓		✓	✓		✓		✓	✓	✓
Board Diversity (Gender or Racial/ Ethnic Diversity)	✓					✓	✓			✓		✓
Retail or Consumer-Facing Industries	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance, Accounting or Financial Reporting Experience	✓	✓	✓		✓	✓		✓	✓	✓	✓	✓
Technology, E-Commerce or Digital Experience	✓		✓	✓	✓	✓	✓	✓	✓		✓	✓
Marketing, Public Relations or Brand Management Experience	✓	✓	✓		✓	✓	✓	✓	✓	✓		✓
Operations Management Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓			✓
Human Capital, Culture or Compensation Experience	✓	✓	✓		✓	✓		✓	✓		✓	✓

YOUR BOARD HAS OVERSEEN A FUNDAMENTAL TRANSFORMATION TO ACCELERATE GROWTH AND PROFITABILITY

Amidst profound changes that are continuing to reshape the retail industry, your Board has acted decisively to ensure Kohl’s is adapting to win in the marketplace, including by:

•

Overseeing a successful leadership transition, starting with the appointment of Michelle Gass, our CEO, who has extensive industry expertise, and subsequently supporting the appointment of a new CFO with significant retail expertise. The Board also supported other significant additions to the executive leadership team, each of whom brings deep experience across digital, technology, and retail;

•	Providing oversight for significant, targeted investment in our omnichannel and supply chain capabilities, as well as our store and e-commerce experiences to strengthen our competitive positioning;

•	Overseeing significant enhancements in our category mix and brand portfolio and supporting new innovative partnerships, such as Sephora and Amazon;

•	Refreshing the Board’s skills and perspectives with a focus on e-commerce, retail and consumer experience; and

•

Supporting the fundamental transformation of the Company, culminating in our new strategic plan, announced in October 2020, with the goal of accelerating revenue growth and enhancing long-term profitability.

KOHL’S BOARD HAS THE RIGHT SKILLS AND EXPERIENCE TO DRIVE GROWTH

Michael Bender

Committees: Audit, Governance & Nominating

Background Highlights: President and CEO of Eyemart Express, LLC; formerly COO of Global eCommerce at Walmart, Inc.

“The game-changing moves Kohl’s is making across its omnichannel platform are fundamentally enhancing the trajectory of our business and positioning Kohl’s for accelerated performance.”

Peter Boneparth

Committees: Governance & Nominating (Chair), Compensation

Background Highlights: Senior Advisor to a division of The Blackstone Group, LLP, advising on the retail industry; formerly President and CEO of Jones Apparel Group

“We are committed to ongoing strategic refreshment of our Board so we have the right expertise and capabilities to support long-term success. We have added six new directors with highly relevant skills in the past five years, refreshing half the Board. The diverse skillsets of our Board and management team have helped us capture innovative opportunities to grow our business and create value for shareholders.”

Steven A. Burd

Committees: Governance & Nominating, Compensation

Background Highlights: Founder and CEO of Burd Health LLC; formerly Chairman, CEO of Safeway Inc.

“Kohl’s incredibly healthy and profitable store base is a differentiated asset for the Company, with more than 95% of our stores four-wall cash-flow positive, even in 2020 during the pandemic. We will continue to invest in our stores to drive future growth.”

Yael Cosset

Committees: Audit, Governance & Nominating

Background Highlights: SVP and Chief Information Officer of The Kroger Co.; formerly Global VP and Chief Digital Officer of The Kroger Co.

“As a Board, we are constantly ensuring that we are customer-focused and taking the right steps to position the Company for long-term success. This is especially true in digital and ecommerce, where the Company has invested extensively to build a strong omnichannel capability.”

H. Charles Floyd

Committees: Audit, Governance & Nominating

Background Highlights: Global President of Operations of Hyatt Hotels Corporation

“Kohl’s has always been known for extraordinary customer service and delivering a great experience. As we look ahead, we are completely transforming the customer experience through the products and brands we offer as well as the environments we create.”

Michelle Gass

Background Highlights: Chief Executive Officer of Kohl’s, formerly Chief Merchandising and Customer Officer; previously President, Starbucks Europe, Middle East and Africa and EVP, Marketing and Category

“We are making significant progress towards becoming the leading destination for the active and casual lifestyle. Our business is building momentum, and we have a clear strategy to accelerate the top line with an intense focus on improving profitability. The Board’s leadership and highly relevant experience is invaluable as we continue to drive the necessary change to position us for the future.”

Robbin Mitchell

Committees: Governance & Nominating

Background Highlights: Partner & Managing Director on the Fashion & Luxury leadership team at the Boston Consulting Group; formerly held leadership roles at Club Monaco, Ralph Lauren Corporation, Tommy Hilfiger and GFT USA

“I recently joined the Kohl’s Board because this is an exciting time for the Company with a strong strategy in place and significant opportunities ahead. I look forward to leveraging my deep retail apparel experience to help the Company succeed in this area.”

Jonas Prising

Committees: Compensation (Chair), Governance & Nominating

Background Highlights: Chairman and CEO of ManpowerGroup; formerly held leadership roles at Electrolux

“The Board’s compensation philosophy is specifically designed to incentivize and motivate our management team to deliver on key business and financial objectives and increase value for all shareholders. Failure to achieve targeted goals has significant consequences, while success is rewarded. For example, in fiscal 2019 our CEO and senior leadership team did not receive any performance-based annual incentives and no merit increases were awarded in March 2020. Our shareholders have consistently shown strong support for our executive compensation, including support from nearly 92% of the votes cast in favor of our executive compensation last year.”

John E. Schlifske

Committees: Audit, Governance & Nominating

Background Highlights: Chairman and CEO of The Northwestern Mutual Life Insurance Company

“The Kohl’s Board and management team have been actively transforming and repositioning the business so that we can pursue new opportunities and accelerate revenues and profitability. As a result of this ongoing investment and renewal, we are now poised to significantly increase shareholder value and continue our long track record of returning capital to shareholders through dividends and buybacks.”

Adrianne Shapira

Committees: Audit, Governance & Nominating

Background Highlights: Managing Director of Eurazeo Brands (focused on consumer brands): formerly CFO, David Yurman Enterprises, LLC

“The Company has momentum and our Sephora partnership is particularly exciting. This partnership will establish Kohl’s as a leading beauty destination and will drive significant traffic and attract new, younger customers.”

Frank V. Sica Board Chair

Committees: Compensation, Governance & Nominating

Background Highlights: Partner, Tailwind Capital; Mr. Sica brings over three decades of experience serving on public company boards in a variety of industries including retail and technology

“This Board has responded effectively to industry challenges by investing for long-term success, with particular investment in digital, mobile, and personalization capabilities to support shifting consumer preferences. With our strong new leadership team in place, the Company is well positioned to grow and win market share from continued retail industry disruption.”

Stephanie A. Streeter

Committees: Audit (Chair), Governance & Nominating

Background Highlights: Formerly CEO of Libbey, Inc.

“Kohl’s has a long history of disciplined capital management, with more than two decades of maintaining an investment-grade rating. With a strong focus on ESG, we have driven results the right way. Our unwavering commitment to business integrity is evidenced by the three-time recognition of Kohl’s as a ‘World’s Most Ethical Company’.”

YOUR BOARD OUTMATCHES THE INVESTOR GROUP’S NOMINEES IN KEY SKILLS

Board has the right skills and experience to drive continued momentum. The Activist slate, in contrast, lacks key skills and expertise critical for Kohl’s. For example, four of five of the Activists’ nominees have no meaningful digital experience, an area now representing 40% of our business.

Kohl’s Board has broader and deeper experience, while the Activist Investors’ slate has overseen significant value destruction, including four companies which filed for bankruptcy.

	Full Kohl’s Board	5 Kohl’s Directors Targeted by Activists	5 Activist Nominees
Public Company Board Experience	12	5	3
Current or Former Public Company CEO	5	3	1
Retail or Consumer-Facing Industries	12	5	5
Finance, Accounting or Financial Reporting Experience	10	5	2
Technology, E-Commerce or Digital Experience	10	5	2
Marketing, Public Relations or Brand Management Experience	10	4	3
Operations Management Experience	10	4	3

VOTE THE BLUE PROXY CARD TODAY TO PROTECT THE VALUE

OF YOUR INVESTMENT

Visit www.kohlsmomentum.com for more information.

We look forward to engaging with you as the Annual Meeting approaches. As always, we appreciate your investment in Kohl’s, and we thank you for your time and consideration.

Very truly yours,

Michael Bender	Robbin Mitchell

Peter Boneparth	Jonas Prising

Steven A. Burd	John E. Schlifske

Yael Cosset	Adrianne Shapira

H. Charles Floyd	Frank V. Sica

Michelle Gass	Stephanie A. Streeter

YOUR VOTE IS IMPORTANT!

Please refer to the enclosed BLUE proxy card for information on how to vote by telephone or by Internet, or simply sign and date the BLUE proxy card and return it in the postage-paid envelope provided. If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-717-3905.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “strategy,” “preliminary,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to execute on and realize the benefits of our strategic plan, market conditions beyond our control, including the ongoing and evolving impact of the COVID-19 pandemic, that may negatively impact our stock price vis-à-vis industry analyst expectations and the risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.